Exhibit 10.2

FIRST INTERNET BANCORP
2013 EQUITY INCENTIVE PLAN
MANAGEMENT INCENTIVE AWARD AGREEMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (“Award Agreement”), effective as of March __, 2022, is by and between First Internet Bancorp, an Indiana corporation (the “Company”), and the participant designated below (“Participant”), pursuant to the First Internet Bancorp 2013 Equity Incentive Plan (the “Plan”). Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

I. NOTICE OF GRANT.

The Company has granted the Participant an Award of Stock Units (designated as “Restricted Stock Units”), subject to the terms and conditions of the Plan and this Award Agreement. By executing this Award Agreement and delivering it to the Company, the Participant is accepting the terms and conditions of this Award.

Participant
Service Year
Date of Grant
Number of Performance-Based Restricted Stock Units Granted
Performance Period for Performance-Based Restricted Stock Units
Vesting Schedule for Performance-Based Restricted Stock Units
Number of Time-Based Restricted Stock Units Granted
Vesting Schedule

II. TERMS AND CONDITIONS.

1. Grant of Award. The Company hereby grants to the Participant on the Date of Grant a Restricted Stock Unit Award consisting of, in the aggregate, the number of Restricted Stock Units set forth above (the “Restricted Stock Units”). Each Restricted Stock Unit is a bookkeeping entry that represents an unfunded unsecured right to receive one Share or payment in lieu thereof, subject to the terms and conditions of the Plan and the restrictions set forth in this Award Agreement.

2. Vesting; Performance Conditions. The Restricted Stock Units shall vest and become payable as set forth herein, subject to earlier expiration or termination as provided in this Agreement.

Exhibit 10.2
a. Performance-Based Vesting. The performance-based Restricted Stock Units (“Performance-Based RSUs”) shall vest and become payable at the end of the three-year Performance Period subject to the attainment of certain performance goals as described herein. Performance-Based RSUs shall be earned based on the Company’s performance compared to the Return on Average Assets and Non-Performing Assets goals measured at the end of the three-year Performance Period. Unless otherwise provided in this Award Agreement or the Plan, the number of Performance-Based RSUs that vest and that will be settled shall be determined as follows:

(i) If the Company fails to achieve the Non-Performing Assets goal at the end of the Performance Period as determined by the Committee, none of the Performance-Based RSUs shall vest and all of the Performance-Based RSUs shall be forfeited. If the Company achieves the Non-Performing Assets goal at the end of the Performance Period as determined by the Committee, the number of Performance-Based RSUs eligible to vest based on the achievement of the Return on Average Assets goal as determined pursuant to Section 2(a)(ii) of this Award Agreement shall vest. The Non-Performing Assets goal associated with these Performance-Based RSUs have been established by the Committee and is set forth on Exhibit A to this Award Agreement.

(ii) If the Non-Performing Asset goal is achieved, a number of Performance-Based RSUs shall be eligible to vest at the end of the Performance Period, based on the achievement by the Company, as determined by the Committee, of the Return on Average Assets goal set forth on Exhibit A. The number of Performance-Based RSUs that will vest will range from 0% to 150% of the Performance-Based RSUs granted, based upon the Company’s achievement of the Return on Average Assets goal, as follows: 0% if performance is below the threshold level, 50% if performance is at the threshold level, 100% if performance is at target and 150% if performance is at or above the maximum level. If the actual level of achievement of the Return on Average Assets goal is between the threshold level and the target level or between the target level and the maximum level, the percentage of Performance-Based RSUs earned will be interpolated accordingly on a straight-line basis. The Return on Average Assets goal (including the associated threshold, target and maximum levels with respect thereto) associated with these Performance-Based RSUs has been established by the Committee and is set forth on Exhibit A to this Award Agreement.
(iii) Notwithstanding anything else in this Award Agreement, the Performance Based RSUs shall only be eligible to vest in accordance with the terms and conditions of this Award Agreement (A) if the Participant is still employed by the Company or a wholly-owned subsidiary of the Company through the end of the Performance Period, or [(B) as otherwise set forth in this Section 2(a)(iii). If the Participant experiences, after the Date of Grant but before the end of the Performance Period, death, Disability, or a separation from service without Cause after reaching age 65, a prorated number of Performance Based RSUs (the “Prorated Amount”) shall be eligible to vest in accordance with the terms and conditions of this Award Agreement. The Prorated Amount shall be equal to (x) the number of Performance Based RSUs that would have vested under this Agreement if the Participant were still employed by the Company or a wholly-owned subsidiary of the Company through the end of the Performance Period, multiplied by (y) a fraction, the numerator of which is the number of full months the Participant was employed by the Company during the Performance Period, and the denominator of which is thirty-six (36)].
b. Time-Based Vesting. Unless otherwise provided in this Award Agreement or the Plan, the Restricted Stock Units subject only to time-based vesting restrictions (“Time-Based RSUs”) shall become fully vested and nonforfeitable in three equal installments in accordance with the vesting schedule set forth below, but only if the Participant is still employed by the Company or a wholly-owned subsidiary of the Company on the applicable vesting date or has experienced, after the Date of Grant, death, Disability, or separation from service [without Cause] after reaching age 65.

Exhibit 10.2

Vesting Date	Restricted Stock Units That Vest

c. If the Participant does not remain employed by the Company through the applicable vesting date for any reason other than the Participant’s death, Disability, or separation from service [without Cause] after reaching age 65, the Participant’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of employment and neither the Company nor any affiliate shall have any further obligations to the Participant under this Agreement. [If the Participant dies, experiences a Disability, or separates from service without Cause after reaching age 65, the Participant’s unvested Restricted Stock Units shall not be forfeited and shall continue to vest in accordance with the vesting schedule set forth above.]

3. Account for Restricted Stock Units, Dividends, and Stock Splits.

a. The Company will establish a bookkeeping account (the “Account”) in the Participant’s name and will initially credit to the Account the number of Restricted Stock Units granted. All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company. The Participant shall not have any rights of a shareholder with respect to the Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Shares.

b. If, prior to the settlement of all Restricted Stock Units pursuant to the Award Agreement, the Company declares a cash or stock dividend on its Shares, then, on the payment date of the dividend, the Account shall be credited with an amount equal to the dividends that would have been paid to the Participant if one Share had been issued on the Date of Grant for each Restricted Stock Unit in the Account (collectively, the “Dividend Equivalents”). Dividend Equivalents shall be withheld by the Company in the Account without interest and will be subject to the same vesting and forfeiture restrictions as the Restricted Stock Units to which they are attributable and shall be paid or settled on the same date that the Restricted Stock Units to which they are attributable are settled in accordance with Section 4 hereof.

c. Any stock dividends paid on or additional Shares issued with respect to the Company’s Shares will be credited to the Account as an equivalent number of additional Restricted Stock Units. Such additional Restricted Stock Units will also be eligible for Dividend Equivalents as any further dividends are declared.

4. Payment of Restricted Stock Units.

a. Subject to Section 6 hereof, as soon as reasonably practical, and in any event no later than March 31 after such vesting occurs, the Company shall (a) issue and deliver to the Participant the number of shares of Common Stock equal to the number of Vested Units and any Dividend Equivalents credited with respect to such Vested Units; and (b) enter the Participant's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Participant; provided, however, that the Committee may in its sole discretion elect to pay cash or pay part cash and part Common Stock in lieu of delivering only shares of Common Stock. If a cash payment is made in lieu of delivering shares of Common Stock, the amount shall be equal to the product of (a) the Fair Market Value

Exhibit 10.2
of a share of Common Stock on the vesting date and (b) the number of Restricted Stock Units vesting on that date.

b. If the Participant is deemed a "specified employee" within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon his "separation from service" within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant's separation from service and (b) the Participant's death.

c. To the extent that the Participant does not vest in any Restricted Stock Units, all interest in such Restricted Stock Units and any related Dividend Equivalents shall be forfeited. The Participant has no right or interest in any Restricted Stock Units that are forfeited.

5. Voting. The Participant shall have no right to vote the Restricted Stock Units.

6. Tax Liability and Withholding.

a. The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i) tendering a cash payment;

(ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

b. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant's liability for Tax-Related Items. The Participant should consult a tax adviser concerning the tax consequences of receiving the award and the earning, vesting, and payment of restricted stock units under the plan and this agreement.

7. Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, the Restricted Stock Unites may vest prior to the time provided for in this Award Agreement and may be paid at a time other than the payment date described herein.

Exhibit 10.2
8. Clawback and Make-Up Payment. In the event of a restatement of the Company’s consolidated financial statements, (i) the Committee or the Company shall have the right to take appropriate action to recoup from the Participant all or any portion of this Award which would not have been earned, vested or paid if based on the restated financial statements for the applicable period, and (ii) the Participant shall be entitled to any additional portion of this Award which the Participant would have earned, which would have vested, or which Participant would have been entitled to be paid if based on the restated financial statements for the applicable period. This Section 8 shall become ineffective at such time as the Company adopts a clawback policy pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) which applies to the Participant. Any amounts required to be repaid hereunder shall take into account any taxes that the Participant has already paid.

9. Prohibition on Assignment. Except as otherwise provided in this Award Agreement or the Plan, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber the Restricted Stock Units, or any interest therein, until paid to the Participant in the form of shares of Company common stock, and any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement or the Plan will be void and of no effect.

10. Tax Consequences. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER CONCERNING THE TAX CONSEQUENCES OF RECEIVING THE AWARD AND THE EARNING, VESTING, AND PAYMENT OF RESTRICTED STOCK UNITS UNDER THE PLAN AND THIS AGREEMENT.

11. Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Secretary of the Company at the Company’s executive offices in Fishers, Indiana, and if to the Participant, to the address appearing in the personnel records of the Company or its Affiliate. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in the Participant’s residence address.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Agreement will be construed and interpreted in accordance with the laws of the State of Indiana without regard to conflict of law principles.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

14. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Exhibit 10.2

15. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

16. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.

17. Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

18. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted and administered to be in compliance therewith. In the event this Agreement or any benefit paid to Employee hereunder is deemed to be subject to section 409A of the Code, Employee consents to the Company adopting such conforming amendments as the Company deems necessary, in its reasonable discretion, to comply with section 409A of the Code.

19. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD DOES NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

20. Plan Controlling. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Units, subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FIRST INTERNET BANCORP

______________________________ By:_________________________________

Title: _____________________________ Name and Title:
Date: ______________________________ Date: _________________ ______________

Exhibit 10.2

EXHIBIT A TO RESTRICTED STOCK UNIT AWARD AGREEMENT

NON-PERFORMING ASSET GOAL.

1. The Non-Performing Asset goal shall be achieved if the Company attains either (i) a ratio of Non-Performing Assets to total assets of less than 1.5% as of the last day of the final year of the Performance Period, or (ii) a ratio of Non-Performing Assets to total assets better than the 75th percentile of the peer group (attached as Annex 1 to this Exhibit A).

2. The Company’s “Non-Performing Assets” shall be defined as the sum of total non-performing assets. Non-performing assets are any assets of the Company or any of its subsidiaries that are classified internally by the Company or by the banking regulators as “loss,” “nonaccrual,” “doubtful,” “substandard,” or “other real estate owned.” Total assets shall be as set forth in the audited consolidated financial statements of the Company and its subsidiaries.

RETURN ON ASSETS GOAL.

1. The Return on Average Assets Goal is as follows:

· Target Return on Average Assets Goal: 1.0%;
· Threshold Return on Average Assets Goal: 0.9%; and
· Maximum Return on Average Assets Goal: 1.5%.

2. However, if the pending acquisitions of First Century Bancorp. and First Century Bank, N.A., close on or prior to June 30, 2022, the Return on Average Assets Goal shall be increased as follows:

· Target Return on Average Assets Goal: 1.2%;
· Threshold Return on Average Assets Goal: 1.1%; and
· Maximum Return on Average Assets Goal: 1.7%.

3. Promptly following completion of the Performance Period and the receipt of audited financial statements (and no later than 30 days following the receipt of audited financial statements), the Committee will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of Performance Shares that the Participant shall earn, if any, subject to adjustment in accordance with Section 4 below. Such certification shall be final, conclusive, and binding on the Participant, and on all other persons, to the maximum extent permitted by law.

4. If the Company implements a change in accounting principle during the Performance Period either as a result of issuance of new accounting standards or otherwise, and the effect of the accounting change was not reflected in the Company’s business plan at the time of approval of this Award, then Return on Average Assets shall be adjusted to eliminate the impact of the change in accounting principle.

5. All financial computations required to effect adjustments pursuant to Section 4 above shall be calculated by the Company in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles to the preparation of the audited consolidated financial statements of the Company and its subsidiaries.

Exhibit 10.2

ANNEX 1 TO Exhibit A

Peer Companies: Non-Performing Assets

Company Name	Ticker	City	State

Axos Financial Inc.	AX	Las Vegas	NV
Merchants Bancorp Live Oak Bancshares Inc.	MBIN LOB	Carmel Wilmington	IN NC
ConnectOne Bancorp Inc.	CNOB	Englewood Cliffs	NJ
Luther Burbank Corp.	LBC	Santa Rosa	CA
First Foundation Inc.	FFWM	Dallas	TX
Preferred Bank	PFBC	Los Angeles	CA
Republic First Bancorp Inc.	FRBK	Philadelphia	PA
Metropolitan Bank Holding Corp	MCB	New York	NY
CNB Financial Corp.	CCNE	Clearfield	PA
Bus. First Bancshares Inc. Enterprise Bancorp Inc.	BFST EBTC	Baton Rouge Lowell	LA MA
Cambridge Bancorp	CATC	Cambridge	MA
West Bancorp.	WTBA	West Des Moines	IA
SmartFinancial Inc. Sterling Bncp (Southfield MI)	SMBK SBT	Knoxville Southfield	TN MI
Altabancorp	ALTA	American Fork	UT
American National Bankshares	AMNB	Danville	VA
Bridgewater Bancshares Inc.	BWB	Saint Louis Park	MN
Civista Bancshares Inc.	CIVB	Sandusky	OH
BCB Bancorp Inc.	BCBP	Bayonne	NJ
Western New England Bancorp	WNEB	Westfield	MA